UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 Gateway Drive, San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

(605) 376-8679

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 26, 2022, Sierra Oncology, Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies, LLC and Cantor Fitzgerald & Co. as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 4,074,075 shares of common stock of the Company (the “Underwritten Shares”) and pre-funded warrants to purchase 925,925 common stock of the Company at an exercise price equal to $0.001 per share (the “Pre-Funded Warrants”). The Company has granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock of the Company (together with the Underwritten Shares, the “Shares” and together with the Pre-Funded Warrants, the “Securities”). The price to the public of the Underwritten Shares is $27.00 per share and the price of the Pre-Funded Warrants is $26.999 per share underlying each Pre-Funded Warrant. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Shares from the Company at a price of $25.38 per share and $25.379 per share underlying the Pre-Funded Warrants, net of underwriting discounts and commissions. The net proceeds to the Company from the Offering are expected to be approximately $126.6 million (or approximately $145.6 million if the Underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to prepare for potential commercialization of momelotinib, clinical development of its other product candidates, research, clinical and process development and manufacturing of its product candidates, working capital, and capital expenditures and other general corporate purposes. The closing of the Offering is expected to occur on January 31, 2022, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-260799) (the “Registration Statement”) previously filed with the Securities and Exchange Commission and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated January 25, 2022 and a final prospectus supplement dated January 26, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, the Company’s officers, directors and certain of its stockholders have entered into “lock-up” arrangements with the Underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 90-day period, subject to certain exceptions.

The exercise price and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock.

Each Pre-Funded Warrant will be exercisable from the date of issuance until the date the Pre-Funded Warrant is exercised in full. Each Pre-Funded Warrant will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Subject to applicable law, upon exercise of a Pre-Funded Warrant, a holder may elect to receive the same number of shares of common stock as the number for which the Pre-Funded Warrant is exercisable. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the total number of shares of common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants

The Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and Exhibit 4.1 to this report and is incorporated by reference herein, and the description of the terms of the Underwriting Agreement and the form of Pre-Funded Warrant is qualified in its entirety by reference to such exhibits. A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the legality of the issuance and sale of the Shares in the Offering, the Prefunded Warrants and shares underlying the Prefunded Warrants is attached as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 26, 2022

4.1	Form of Prefunded Warrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: January 26, 2022	By:	/s/ Christina Thomson
Christina Thomson
General Counsel